KROGER 1993 4TH QTR EARNINGS BEFORE EXTRAORDINARY ITEMS
                              UP 25.7 PERCENT


CINCINNATI, Ohio, February 8, 1994 --- The Kroger Co. said today that 1993 fourth quarter earnings before an extraordinary item rose 25.7 percent to $86.5 million, compared to $68.8 million in the 1992 fourth quarter, which contained an extra week. With an increase in the number of shares, per share earnings on a fully diluted basis were the same as the previous year at 71 cents.

After the extraordinary item of $3.8 million for the retirement of debt, net earnings in the 1993 fourth quarter were $82.7 million, or 68 cents per share fully diluted, versus net earnings of $53.1 million, or 56 cents per share, after an extraordinary item of $15.6 million in the previous year's final quarter.

Fourth quarter 1993 operating cash flow -- pre-tax earnings before interest, depreciation, LIFO and extraordinary items
- -- was $271.2 million, compared to $279.2 million in the 1992 fourth quarter, reflecting the extra week in 1992.

Sales totaled $5.4 billion, compared to $5.7 billion in 1992's fourth quarter. Adjusting 1992's sales for the extra week and excluding sales from Kroger's San Antonio stores, which were sold in mid-1993, sales in the 1993 fourth quarter increased 3.8 percent.

Identical food store sales rose 1.1 percent in the fourth quarter and 1.2 percent for all of 1993, excluding results from Michigan, which experienced a work stoppage in 1992. The Company said that identical food store sales in the first five weeks of 1994 are up approximately 3 percent, due to the favorable effect of weather-related factors.

For the full year 1993, earnings before an extraordinary item and the cumulative effect of a change in accounting totaled $170.8 million, or $1.50 per fully diluted share, compared to earnings of $101.2 million, or $1.11 per share, in 1992. After extraordinary charges for early debt retirement and the cumulative effect of retirement-related accounting, Kroger had a 1993 net loss of $12.2 million, versus a net loss of $5.9 million in 1992. Operating cash flow for the year rose 7.5 percent to $976.8 million, while total sales increased to $22.4 billion from $22.1 billion. Kroger said that both operating cash flow and sales for 1993 set all-time Company highs.

Kroger Chairman and Chief Executive Officer Joseph A.
Pichler said, "Kroger in 1993 was a better, smarter organization in the way we bought and sold products, operated our stores and warehouses and integrated our management information systems to increase operating efficiencies. These efficiencies helped reduce product costs and enabled the Company to be the value-oriented merchant that is so much in demand by customers."

Pichler stated that sales were especially robust in the holiday period, and he added that private label sales continued to outpace overall sales growth. He also noted that the Company's seven-company convenience store group enjoyed record sales and earnings for the year.

The Company said 1993 net interest expense declined 17.9 percent to $390 million. For 1994, Kroger said it was lowering its interest expense estimates from $350-$360 million to $330 million to $340 million.

During 1993, capital expenditures totaled approximately $376.1 million. Kroger expanded food store square footage, excluding San Antonio, by 3.2 percent by completing 46 new stores and expansions and 70 remodels. For 1994, the Company expects to increase square footage by approximately 4-1/2 to 5 percent, by opening or expanding approximately 60 stores, completing 60-70 remodels and the acquisition of 10 AppleTree Stores in Houston in January.

                             THE KROGER CO.
                          SALES AND EARNINGS

                       4TH QUARTER        4TH QUARTER     PERCENT
                          1993                1992        CHANGE
                         1/1/94              1/2/93

    Sales            $ 5,402,358,067     $ 5,700,788,900   (5.2)

    EBITD (1)        $   271,188,098     $   279,230,355   (2.9)

    Non-EBITD
    charges          $    (4,500,000)    $      n/a

    LIFO             $     6,922,316     $     6,057,400

    Interest         $   (78,497,246)    $  (110,166,854)

    Depreciation     $   (62,883,827)    $   (60,873,230)

    Pre-tax earnings
    before extraordinary
    loss             $   132,229,341     $   114,247,671

    Tax expense      $   (45,718,001)    $   (45,454,416)

    Earnings before
    extraordinary
    loss             $     86,511,340    $     68,793,255

    Extraordinary
    loss (2)         $     (3,820,151)   $    (15,645,506)

    Net earnings     $     82,691,189    $     53,147,749

    Primary earnings
    per common share: (3)

    From operations             $0.79               $0.74

    From extraordinary
    loss (2)                   ($0.03)             ($0.17)

    Primary net earnings
    per common share            $0.76               $0.57

    Fully-diluted earnings
    per common share: (4)

    From operations             $0.71               $0.71

    From extraordinary
    loss (2)                   ($0.03)             ($0.15)

    Fully-diluted net earnings
    per common share            $0.68               $0.56

    Average number of common shares
    used in primary per share
    calculation           110,182,912          92,341,325

    Average number of common shares
    used in fully-diluted per share
    calculation           127,477,752         100,985,245

(1) EBITD represents pre-tax earnings before interest, depreciation and LIFO as defined in the Company's Bank Credit
Agreement.

(2) Represents the after-tax loss from the early retirement of debt.

(3) Primary earnings per common share equals net earnings divided by the weighted average number of common shares outstanding after giving effect to dilutive stock options.

(4) Fully-diluted earnings per common share equals net earnings plus the after-tax interest incurred on the Company's 8 1/4 percent and 6 3/8 percent convertible securities of $2,446,762 in 1992 and $3,707,385 in 1993, divided by common shares outstanding after giving effect to dilutive stock options and shares assumed to be issued on conversion of the Company's convertible securities.

                        4 QUARTERS           4 QUARTERS   PERCENT
                          1993                 1992        CHANGE

    Sales            $ 22,384,301,359    $ 22,144,587,903     1.1

    EBITD(1)         $    976,791,604    $    908,227,685     7.5

    Non-EBITD
    charges          $    (42,225,000)             n/a

    LIFO             $      3,172,316    $     (8,142,600)

    Interest         $   (389,991,080)   $   (474,848,647)

    Depreciation     $   (263,809,864)   $   (251,821,607)

    Pre-tax earnings before
    extraordinary
    loss             $    283,937,976    $    173,414,831

    Tax expense      $   (113,132,952)   $    (72,254,623)

    Earnings before
    extraordinary
    loss             $    170,805,024    $    101,160,208

    Extraordinary
    loss (2)         $    (23,831,820)   $   (107,102,896)

    Cumulative effect of change
    in accounting    $   (159,192,961)             n/a

    Net earnings     $    (12,219,757)   $     (5,942,688)

    Primary earnings (loss)
    per common share: (3)

    From operations             $1.60               $1.11

    From extraordinary
    loss (2)                   ($0.22)             ($1.17)

    From cumulative effect
    of change in accounting    ($1.49)               n/a

    Primary net earnings (loss) per
     common share               ($0.11)             ($0.06)

    Fully-diluted earnings (loss)
    per common share: (4)

    From operations             $1.50               $1.11

    From extraordinary
    loss (2)                   ($0.19)             ($1.17)

    From cumulative effect
    of change in accounting    ($1.28)                n/a

    Fully-diluted net earnings (loss)
     per common share            $0.03              ($0.06)

    Average number of common shares used
    in primary per share calculation
                          106,710,872          91,364,074

    Average number of common shares used
    in fully-diluted per share calculation
                          124,293,314          91,451,650

(1) EBITD represents pre-tax earnings before interest, depreciation and LIFO as defined in the Company's Bank Credit
Agreement.

(2) Represents the after-tax loss from the early retirement of debt.

(3) Primary earnings per common share equals net earnings divided by the weighted average number of common shares outstanding after giving effect to dilutive stock options.

(4) Fully-diluted earnings per common share equals net earnings for 1992 and 1993 plus, for 1993, after-tax interest incurred on the Company's 8 1/4 percent and 6 3/8 percent convertible securities of $16,065,000 divided by common shares outstanding after giving effect to dilutive stock options and, for 1993, shares assumed to be issued on conversion of the Company's convertible securities. The convertible securities were not dilutive in 1992.